Exhibit 99.1

Horizon Pharma plc Announces Proposed Private Offering of Senior Notes and

Intention to Enter into New Term Loan Facility

DUBLIN, Ireland – April 20, 2015 – Horizon Pharma plc (Nasdaq: HZNP) (“Horizon”), a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs, today announced that Horizon Pharma Financing Inc., its wholly-owned subsidiary (the “Issuer”), intends, subject to market and other considerations, to offer $300 million aggregate principal amount of senior notes due 2023, and that Horizon Pharma, Inc., the parent of the Issuer and a wholly-owned subsidiary of Horizon (“HPI”), intends to enter into a new term loan facility in an aggregate principal amount of $500 million.

Horizon currently expects to use the net proceeds from the offering of notes and borrowings under the new term loan facility to fund a portion of Horizon’s planned acquisition of Hyperion Therapeutics, Inc. (“Hyperion”), repay the outstanding amounts under Horizon’s existing $300 million credit facility and certain outstanding debt of Hyperion, and pay any prepayment premiums, fees and expenses in connection with the foregoing. The proceeds from the offering of the notes will be held in escrow pending release in connection with the closing of the Hyperion acquisition.

Upon the consummation of the Hyperion acquisition, HPI will assume all of the obligations of the Issuer under the notes and the notes and the new term loan facility will be fully and unconditionally guaranteed by Horizon, as well as by certain of its existing and future subsidiaries.

The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Horizon Pharma plc

Horizon Pharma plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. The company markets a portfolio of products in arthritis, inflammation and orphan diseases. The company’s U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), PENNSAID® (diclofenac sodium topical solution) 2% w/w, RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole magnesium). Horizon’s global headquarters are in Dublin, Ireland.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the completion, timing, terms and size of the private offering of the notes by Horizon, Horizon’s plans to enter into

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a new term loan facility, and the expected use of net proceeds from the note offering and borrowings under the new term loan facility. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether and when Horizon will be able to close the proposed acquisition of Hyperion, Horizon’s ability to obtain financing on the terms and in the amounts expected, the satisfaction of customary closing conditions related to the offering of the notes and borrowings under the new term loan facility and the fact that Horizon will maintain discretion in its use of the net proceeds from the notes and any borrowings under the new term loan facility. Additional risks and uncertainties relating to the forward-looking statements in this press release, Horizon and its business can be found under the caption “Risk Factors” and elsewhere in Horizon’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Current Report on Form 8-K filed with the SEC on April 13, 2015. Forward-looking statements speak only as of the date of this press release, and Horizon undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of Hyperion Therapeutics, Inc. (“Hyperion”) or any other securities. On April 9, 2015, Horizon Pharma plc filed a tender offer statement on Schedule TO with the SEC and, on the same date, a Solicitation/ Recommendation Statement on a Schedule 14D-9 was filed with the SEC by Hyperion. The offer to purchase shares of Hyperion common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT, AS FILED AND AS IT MAY BE AMENDED FROM TIME TO TIME, AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS FILED AND AS MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Georgeson Inc., the Information Agent for the tender offer, at (866) 856-2826.

Contacts:

Investors:

Robert F. Carey

Executive Vice President, Chief Business Officer

investor-relations@horizonpharma.com

Media:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

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